Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 2 TO THE

LETTER OF CREDIT AGREEMENT

Dated as of October 29, 2004

AMENDMENT NO. 2 TO THE LETTER OF CREDIT AGREEMENT (this “Amendment”) among The Gap, Inc., a Delaware corporation (the “Company”), the LC Subsidiaries (as defined in the Existing LC Facility referred to below) and JPMorgan Chase Bank (the “LC Issuer”).

PRELIMINARY STATEMENTS:

(1) The Company, the LC Subsidiaries, and the LC Issuer entered into a Letter of Credit Agreement dated as of June 25, 2003, as amended as of August 30, 2004, (the “Existing LC Facility”) and the Company and the LC Subsidiaries also entered into separate letter of credit agreements each dated June 25, 2003, as amended as of August 30, 2004, with HSBC Bank USA, National Association, Citibank, N.A. and Bank of America, N.A., respectively, as issuing bank, the material terms of which are no more favorable to each such issuing bank than the terms of the Existing LC Facility (as such agreements may be replaced, amended, supplemented or otherwise modified from time to time, the “Other Letter of Credit Facilities”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Existing LC Facility.

(2) On or around the date hereof, the Company and the LC Subsidiaries are to enter into amendments to the Other Letter of Credit Facilities (the “LC Facility Amendments”).

(3) The Company, the LC Subsidiaries and the LC Issuer desire to enter into this Amendment to the Existing LC Facility on the amended terms as set forth below.

SECTION 1. Amendments to Letter of Credit Agreement. The Existing LC Facility is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

(a) Amendments to Subsection 1.01. Subsection 1.01 of the Existing LC Facility is hereby amended as follows:

(i) The term “Required Collateral Amount” is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

“Required Collateral Amount” means 100 percent of the Facility Amount from time to time, provided, that the Required Collateral Amount shall be increased to 105 percent of the Facility Amount during any period (and only for such time) that the Company’s long-term senior unsecured non-credit-enhanced debt rating by either S&P or Moody’s is less than the Effective Date Rating by such rating agency, respectively, provided, further, that to the extent that the collateral under the Collateral Documents in respect of any EURO-denominated Letters of Credit consists of U.S. Dollar denominated investments or U.S. Dollars, the Required Collateral Amount in respect of such Letters of Credit shall be 110 percent of the aggregate face amount of such Letters of Credit.

SECTION 2. LC Facility Amendments. LC Issuer has received a copy of and reviewed each of the LC Facility Amendments and hereby consents to the terms of each of the LC Facility Amendments.

SECTION 3. Conditions of Effectiveness. This Amendment shall become effective on and as of the first date on which the following conditions precedent have been satisfied:

(a) The LC Issuer shall have received all of the following documents, in form and substance satisfactory to the LC Issuer:

(i) Counterparts of this Amendment executed by each Account Party.

(ii) Certified copies of the resolutions of the board of directors (or persons performing similar functions) of each domestic Account Party approving this Amendment and the matters contemplated hereby.

(iii) A certificate of the Secretary or an Assistant Secretary of each domestic Account Party certifying the names and true signatures of the officers of such Account Party authorized to sign this Amendment.

(b) Evidence that the New Revolving Credit Facility and each of the LC Facility Amendments has been entered into and all conditions precedent to the effectiveness of the New Revolving Credit Facility and each of the LC Facility Amendments (except the entry into and effectiveness of this Amendment) have been satisfied or waived.

(c) Such other documents as the LC Issuer may reasonably request.

The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of Section 8.01 of the Existing LC Facility.

SECTION 4. Representations and Warranties of the Company. The Company represents and warrants as follows:

(a) Each Account Party is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

(b) The execution, delivery and performance by each Account Party of this Amendment are within such Account Party’s respective powers (corporate or otherwise), have been duly authorized by all necessary action (corporate or otherwise), and do not (i) contravene such Account Party’s Constitutive Documents, (ii) violate any Requirements of Law, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument binding on or affecting any Account Party or any of its properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Account Party. No Account Party is in violation of any such Requirements of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Account Party of this Amendment.

(d) This Amendment has been duly executed and delivered by each Account Party. This Amendment is the legal, valid and binding obligation of each Account Party enforceable against such Account Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

SECTION 5. Reference to and Effect on the Existing LC Facility. (a) On and after the effectiveness of this Amendment, each reference in the Existing LC Facility to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing LC Facility, and each reference in any other LC Facility Document to “the Letter of Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing LC Facility, shall mean and be a reference to the Existing LC Facility, as amended by this Amendment.

(b) Each LC Facility Document, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Account Parties under the LC Facility Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the LC Issuer under any LC Facility Document, nor constitute a waiver of any provision of any LC Facility Document.

SECTION 6. Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the LC Issuer in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the LC Issuer) in accordance with the terms of Section 8.04 of the Existing LC Facility.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE COMPANY:

THE GAP, INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

THE LC SUBSIDIARIES:

BANANA REPUBLIC, LLC

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

GPS CONSUMER DIRECT, INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

GAP (CANADA) INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

GAP (FRANCE) S.A.S.

By:
Name:	Lisa Mertens
Title:	President

GAP (JAPAN) K.K.

By:
Name:	Thomas J. Lima
Title:	Director

GAP (NETHERLANDS) B.V.

By:
Name:	Julie Kanberg
Title:	Director

GPS (GREAT BRITAIN) LIMITED

By:
Name:	Byron Pollitt
Title:	Director

OLD NAVY (CANADA) INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

THE LC ISSUER:

JPMORGAN CHASE BANK

By:
Name:
Title: